                                                                   EXHIBIT 10.11

                PATENT LICENSE AGREEMENT BETWEEN THE TRUSTEES OF
          COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK AND NANOSYS, INC.

         This Agreement is entered into this 20th day of May, 2003 (the "Effective Date") by and between Nanosys, Inc. ("Licensee"), a Delaware Corporation having its principal place of business at 2625 Hanover Street, Palo Alto, California, 94304, and The Trustees of Columbia University in the City of New York, ("Licensor"). Licensee and Licensor are hereafter referred to herein individually as "Party" and collectively as "Parties."

         WHEREAS, Licensor is the owner by assignment of the right title and interest to certain U.S. and foreign patents and/or patent applications related to nanocrystal based photoelectric devices;

         WHEREAS, Licensor desires to have the technology described and claimed in such certain patents and applications developed for commercial and other useful applications; and

         WHEREAS, Licensee desires to obtain exclusive rights to practice the inventions described and claimed in such certain U.S. and foreign patents and applications, and to develop and commercialize nanocrystal based photoelectric devices;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

         1.0      DEFINITIONS

         1.1 "Affiliate" means any entity which controls or is controlled by a party to this Agreement. An entity shall be regarded as in control of another entity for purposes of this Agreement if it owns or controls at least fifty percent (50%) of the shares entitled to vote in the election of directors of such entity (or in the case of an entity that is not a corporation, for the election of a corresponding managing authority).

         1.2 "Combination Product" means a product sold by Licensee, where a Licensed Product is sold, in combination with another product that can reasonably be deemed to be a separate product, and which is not itself a Licensed Product.

         1.3 "Licensed Patents" means U.S. Patent No. 6,239,355, entitled "Solid-State Photoelectric Device", all reissues (including the Reissue Patent), reexaminations, or other related U.S. patent filings directed to the same subject matter, and any foreign counterparts that claim priority to U.S. Patent No. 6,239,355 or other related U.S. filings directed to the same subject matter.

         1.4 "Licensed Process" means any process, procedure or method, the practicing of which in a given country, practices any Valid Claim of the Licensed Patents existing in such country.

         1.5 "Licensed Product" means any device, apparatus, composition of matter, or article of manufacture the existence, production or use of which in a given country practices any Valid Claim of the Licensed Patents existing in such country.

         1.6      "Licensee" means Nanosys and its Affiliates.

         1.7 "Net Sales" means amounts, and/or all other consideration (including any debt or equity securities or instruments), received by Licensee for the sale of Licensed Products in any country in which Patent Rights are granted or being prosecuted in good faith, less (i) customary trade, quantity, or cash discounts to the extent actually allowed and taken; (ii) amounts repaid or credited by reason of rejection or return; (iii) an allowance for actual bad debt having occurred during the reporting period, said allowance being no greater than [*** Redacted]%; (iv) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a Licensed Product or Licensed Process which is paid by or on behalf of Licensee; and (v) outbound transportation costs prepaid or allowed and costs of insurance in transit.

         In the case of Combination Products Net Sales shall be determined by either(1) the formula [*** Redacted] where A is the [*** Redacted] of the Licensed Product components of the Combination Product during such period when sold individually, and B is the [*** Redacted] price of the separate product component(s) of the Combination Product when sold individually; or, if all components of the Combination Product were not sold individually during the same or immediately preceding reporting period then (2) the formula [*** Redacted] where C is the [*** Redacted] of the Licensed Product components during the prior reporting period and D is the [*** Redacted] during the prior reporting period, with such costs being determined in accordance with generally accepted accounting principles.

         1.8 "Reissue Patent" a reissue of U.S. Patent No. 6,293,355 entitled "Solid State Photoelectric Device," under 35 U.S.C. Section 251 by the United States Patent and Trademark Office, in which at least the broadest reissue claim has [*** Redacted].

         1.9 "Sublicense Revenue" means all amounts and/or all other consideration (including any debt and/or equity securities or instruments) received by Licensee from its Sublicensee's in consideration for the granting of a sublicense to the Licensed Patents. In the case where the Licensed Patents are sublicensed by Licensee, Sublicense Revenue specifically excludes payments made to Licensee by its Sublicensees for bona fide research


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.



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and/or development funding, or those specified payments made in consideration for the licensing or sublicensing of Licensee's own intellectual property or third party intellectual property for which Licensee has rights to sublicenses (but not including any intellectual property rights granted to Licensee hereunder).

         1.10 "Valid Claim" means any issued claim of the Licensed Patents that has not expired, or been finally held as invalid or unenforceable by a court or administrative body of competent jurisdiction, as well as any pending claim of the Licensed Patents that is being prosecuted in good faith, and that has not been finally and conclusively rejected.

         2.0      LICENSE GRANT

         2.1 Except as expressly provided in sections 2.2, 2.3 and 2.4 Licensor hereby grants to Licensee an exclusive worldwide license, with a right to grant sublicenses, in all fields under the Licensed Patents, to make, have made, use, sell, offer for sale and import Licensed Products and to use Licensed Processes.

         2.2 Notwithstanding the foregoing, Licensor shall retain a right to practice the Licensed Patents solely for noncommercial, academic research purposes.

         2.3 Licensor grants to Licensee the right to grant sublicenses to third parties, provided that: (i) the Sublicensee agrees to abide by all the terms and provisions of this Agreement; (ii) the Licensee remains fully liable for the performance of its and its Sublicensee's obligations hereunder; (iii) each such sublicense is royalty-bearing at [*** Redacted], or provides or is supported by equivalent consideration; (iv) the Licensee notifies Licensor of any grant of a sublicense and provides to Licensor, upon request, a copy of any sublicense agreement; and (v) no such sublicense or attempt to obtain a sublicensee shall relieve the Licensee of its obligations under section 6 hereof to exercise its own best efforts, directly or through a sublicense, to discover, develop and market Licensed Product, nor relieve Licensee of its obligations to pay Licensor any and all license fees, royalties and other payments due under this Agreement.

         2.4 All rights and licenses granted by Licensor to Licensee under this Agreement are subject to: (i) any limitations imposed by the terms of any government grant, government contract or government cooperative agreement applicable to the technology that is the subject of this Agreement, and/or (ii) applicable requirements of 35 U.S.C. Sections 200 et seq., as amended, and implementing regulations and policies. Without limitation of the foregoing, the Licensee agrees that, to the extent required under 35 U.S.C. Section 204, any Licensed Product used, sold, distributed, rented or leased by the Licensee, an Affiliate or a Sublicensee in the United States will be manufactured substantially in the United States.

         3.0      LICENSE FEE

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.



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         3.1      Within thirty (30) days of the effective date of this
Agreement, Licensee shall pay to Licensor a non-refundable License Issue Fee in the amount of [*** Redacted].


         3.2 Licensee also hereby grants to Licensor an option (the "Initial Option") to purchase 10,000 shares of Licensee's common stock at the price of $0.19 per share (the "Exercise Price"), which is the current fair market value of the common stock. The Initial Option shall become exercisable upon the Effective Date of this Agreement.

         3.3 Licensee also hereby grants to Licensor a contingent option (the "Contingent Option"; the Contingent Option and the Initial Option are sometimes hereinafter referred to singly as an "Option" and collectively as the "Options") to purchase an additional 15,000 shares of Licensee's common stock at the Exercise Price. The Contingent Option shall become exercisable upon the earliest of: (i) the issuance of a Reissue Patent based upon the Patent Rights; or (ii) Licensee's written notification to Licensee prior to May 29, 2003 that it does not wish to seek a Reissue Patent; or (iii) the business day immediately prior to the consummation of a merger, consolidation, other business combination or other transaction constituting an acquisition of the securities, assets or business of Licensee (or, if earlier, on the business day immediately prior to any applicable record date with respect thereto) as a result of which the shares of the class for which the Contingent Option is exercisable immediately prior to such event are to be changed or converted into or exchanged for any securities of another entity or other property (including cash) (an "Acquisition Transaction").

         3.4 Either Option may be exercised for a period of six months following the date that it first becomes exercisable in accordance with Section
3.2 or 3.3 (other than pursuant to clause (iii) of Section 3.3), as the case may be (the "Exercise Period"), by (i) Licensor's payment of an amount equal to the aggregate Exercise Price for the shares subject to such Option (A) by check payable to the order of the Licensee or by wire transfer to an account of Licensee, (B) at Licensor's election by offsetting against such payment, any Milestone Fee due pursuant to Section 4.0 or (C) in accordance with Section 3.6(d); and (ii) Licensor's furnishing to Licensee (in the manner provided for the giving of notice hereunder) a counterpart, executed on behalf of Licensor, of each of (1) the Common Stock Purchase Agreement (substantially in the form of the agreement attached hereto as Appendix A) (the "Purchase Agreement"); and (2) in the case of the Initial Option only, a Voting Agreement by and among Licensee and Licensor and certain other holders of common stock as of the Effective Date (substantially in the form of the agreement attached hereto as Appendix B) (the "Voting Agreement"); provided, however, that in the event of any exercise of an Option pursuant to Section 3.6(d), the Purchase Agreement shall be executed by the parties within 30 days following the consummation of an Acquisition Transaction.

         3.5 Upon the exercise of either Option, Licensor shall be deemed to be the holder of record of the shares subject to such Option, notwithstanding that the transfer books of Licensee shall then be closed or certificates representing such shares shall not then have



*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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been actually delivered to Licensor. Subject to the proviso contained in the last sentence of Section 3.4, as soon as practicable (and in any event within 10 days) after each such exercise of an Option, Licensee shall issue and deliver to Licensor (in the manner provided for the giving of notice hereunder) a certificate or certificates representing the shares issuable upon such exercise, registered in the name of Licensor, together with a counterpart, executed on behalf of each of the signatories thereto (other than Licensor) of each of the Purchase Agreement and, in the case of the Initial Option only, the Voting Agreement.

         3.6 The Exercise Price and the number of shares issuable upon exercise of each of the Options, shall be subject to adjustment, as follows:

                  (a) In the event that Licensee shall, at any time after the date hereof, declare a dividend or distribution on the outstanding shares of the class issuable upon exercise of an Option, payable in such shares, or subdivide or combine such shares or issue any such shares by reclassification of such shares (including any such reclassification in connection with a consolidation or merger in which Licensee is the continuing corporation), then, in each case, the Exercise Price per share in effect at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or upon the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of such class outstanding immediately prior to such action, and the denominator of which shall be the number of shares of such class outstanding after giving effect to such action. The number of shares issuable upon exercise of each of the Options shall simultaneously be adjusted by multiplying the number of shares theretofore issuable upon exercise of each such Option by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                  (b) In the event of any transaction, including, without limitation, any conversion of Licensee or a recapitalization or reorganization of the class of shares issuable upon exercise of an Option, in which the previously outstanding shares of such class shall be changed or converted into or exchanged for different securities of Licensee, or if any dividend or distribution shall be declared in respect of the class of shares issuable upon exercise of an Option or any combination of any of the foregoing (but excluding any Acquisition Transaction and any transaction covered by Section 3.6(a)) (each such transaction being herein referred to as a "Non-Acquisition Transaction" and the date of consummation of the Non-Acquisition Transaction being herein referred to as the "Consummation Date"), then, lawful and adequate provision shall be made so that Licensor, upon the exercise of either or both of the Options at any time on or after the Consummation Date, shall be entitled to receive, in lieu of the shares issuable upon such exercise prior to the Consummation Date, the amount of securities or other property to which Licensor would actually have been entitled as a stockholder upon the consummation of the Non-Acquisition

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Transaction if Licensor had exercised such Option immediately prior thereto (or, if earlier, immediately prior to any applicable record date with respect thereto) and (if applicable) had carried out the terms for the receipt of securities and/or property in connection with such Non-Acquisition Transaction. In each such case, appropriate adjustment shall be made in the application of the provisions herein set forth herein with respect to the Exercise Price and the number of shares or other securities or property issuable upon the exercise of an Option.

                  (c) The provisions of this Section 3.6 shall similarly apply to successive events of the type described in subsection (a) or (b) above.

                  (d) On the business day immediately prior to the consummation of an Acquisition Transaction, (or, if earlier, on the business day immediately prior to any applicable record date with respect thereto), Licensor shall be deemed to have exercised the Contingent Option and shall receive the amount of securities other property to which it was entitled as a stockholder holding the class of shares for which the Contingent Option was exercisable upon such date and as if it had carried out the terms for the receipt of such securities and/or property in connection with such Acquisition Transaction. Upon exercise of the Contingent Option in accordance with this Section 6(d), Licensor shall be deemed to have paid the aggregate Exercise Price for such exercise to Licensee by offsetting against such payment Licensee's obligation to pay the milestone fee due pursuant to Section 4.0; provided, that if such milestone fee has been paid prior to such date, Licensor shall be indebted to Licensee in the amount of such Exercise Price, shall receive the securities and other property in accordance with the preceding sentence and shall pay such Exercise Price to Licensee within 30 days following the consummation of any Non-Acquisition Transaction.

         3.7 Promptly after any adjustment in accordance with Section 3.6, Licensee shall give written notice thereof to the Licensor setting forth in reasonable detail the adjustment, the method of calculation thereof and the facts upon which such adjustment and calculation are based.

         4.0      MILESTONE FEE

         Upon the issuance of a Reissue Patent, Licensee shall pay to Licensor a Milestone Fee in the amount of [*** Redacted]. Such Milestone Fee shall be payable within thirty(30) days of Licensee's written notification to Licensee of such Reissue Patent. Prior to May 29, 2003, if Licensee notifies Licensor that it does not wish to cause Licensor to seek a Reissue Patent, then such notification shall trigger the milestone fee, requiring Licensee to pay to Licensor the Milestone Fee. In addition, [*** Redacted] of such Milestone Fee shall be payable to Licensor (if not previously paid) in the event that the Contingent Option is exercised pursuant to Section 3.6(d) of this Agreement, and any such payment shall reduce any Milestone Fee payable to Licensor under the preceding sentence of this Section 4.0; provided, however, in no event shall Licensee make any such payment to Licensor if the


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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Licensee has previously paid Licensor the Milestone Fee in full asset forth in said preceding sentence.

         Notwithstanding the foregoing, Licensor shall have the sole discretion and right regarding the decision as to whether to submit U.S. Patent Office No. 6,239,355 for reissuance pursuant to 37 C.F.R. Section 1.178.

         5.0      ROYALTIES

         5.1 Licensee shall pay to Licensor a running royalty of [*** Redacted]% of Net Sales by Licensee. In the event that Licensee's making, use, sale, offer for sale or importation of Licensed Products requires Licensee to pay any amount to secure any necessary third party intellectual property rights to engage in such activity in view of such third party's intellectual property, including without limitation payment of royalties to such third parties, costs associated with establishing that such rights are not necessary or that such third party intellectual property is invalid or unenforceable, then Licensee shall be entitled to credit such amounts against royalties due hereunder up to [*** Redacted]% of the royalties due for any reporting period, but in no event shall the royalty rate paid to Licensor be less than [*** Redacted]% of Net Sales by Licensee.

         5.2 Licensee shall pay to Licensor a royalty of [*** Redacted]% of Sublicense Revenue (hereafter termed a "Sublicense Royalty") where the Patent Rights are sublicensed to a third party ("Sublicensee") in conjunction with the granting of substantial intellectual property rights other than under the Licensed Patents, which other intellectual property rights are licensable by Licensee, including but not limited to patents, copyrights, trade marks, trade secrets and know-how. In the event that no other substantial intellectual property rights are included in a sublicense of the Patent Rights ("a Naked Sublicense"), then the Sublicense Royalty payable by Licensee to Licensor shall be [*** Redacted]% of Sublicense Revenues.

         5.3 Royalty payments shall be made quarterly in accordance with and concurrent with the royalty reporting obligations set forth in sections 7.2 and 7.3, below.

         6.0      DILIGENCE

         6.1 Licensee shall use commercially reasonable efforts, or shall cause its Affiliates and/or Sublicensees to use commercially reasonable efforts to develop Licensed Products or Licensed Processes and to introduce Licensed Products or Licensed Processes into the commercial market. Specifically, Licensee, its Affiliates or Sublicensees shall:

                  6.1.1 apply funding to development of nanocomposite photovoltaic devices at least the following levels:


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.



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
2003:                   $ [*** Redacted]
2004:                   $ [*** Redacted]
2005:                   $ [*** Redacted]
2006 and after:         $ [*** Redacted]; and

                  6.1.2 make a first commercial sale of a Licensed Product by [*** Redacted].

         6.2 In the event that Licensor determines that Licensee has failed to meet its obligations under section 6.1(a) of this Agreement, then Licensor shall notify Licensee of such determination and provide Licensee 60 days to refute such determination. In the event Licensee is unable to refute such determination, then Licensor may request an updated funding plan from Licensee, which funding plan shall include one and one half times the amounts set forth herein, to be funded in the years following such determination. Failure by Licensee to meet such updated funding plan may be treated by Licensor as a material breach of this Agreement.

         6.3 In the event that Licensee fails to make a first commercial sale by the date provided in Section 6.1(b), Licensee shall be obligated to pay to Licensor a minimum royalty in the amount specified below, for each year subsequent to 2007, until such time as Licensee makes a first commercial sale.

Year                      Minimum Royalty
2008                      [*** Redacted]
2009                      [*** Redacted]
2010 and thereafter       [*** Redacted]

Minimum royalty payments shall be due within 30 days of the last day of the calendar year in which they are due.

         7.0      REPORTING

         7.1 Prior to the first commercial sale of a Licensed Product, and within 30 days after the end of each calendar year, Licensee shall provide Licensor with a written report of progress in the development and commercialization of Licensed Products or Licensed Processes, in accordance with the obligations set forth in Section 6.1, above.

         7.2 Within 60 days of the end of each calendar quarter following the first commercial sale of a Licensed Product, Licensee shall provide Licensor with a royalty report that provides, in reasonable detail: (i) the selling price of each type of Licensed Product sold by Licensee; (ii) the number of each type of Licensed Product sold; (iii) the royalties, in U.S. dollars, payable under this Agreement on those sales

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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         7.3      Within 60 days of the end of each calendar
quarter following the granting of any sublicenses hereunder, Licensee shall provide Licensor with a Sublicense Royalty report (such Sublicense Royalty report may be combined with the royalty report identified in Section 7.2) which provides, in reasonable detail: (i) the identity of any such Sublicensee; (ii) amount of Sublicense Revenue received from each such Sublicensee; and (iii) the amount of Sublicense Royalty due to Licensor under this Agreement.

         8.0      RECORD KEEPING

         Licensee shall keep books and records accurately showing all Licensed Products manufactured, used, sold, imported or otherwise disposed of under the terms of this Agreement. Licensee shall preserve those books and records for at least five years from the date of the royalty payment to which they pertain and shall open them to inspection by representatives or agents of Licensor at reasonable times at Licensee's facilities. In the event that such inspection shows that Licensee has underpaid royalties by five percent (5%) or more with respect to any calendar quarter, the Licensee shall pay, within ten days after demand by Licensor, the costs and expenses of such review. If such underpayment is in excess of $5,000.00 for any calendar quarter, or an aggregate of $10,000 during the inspection period, Licensee shall also reimburse Licensor for the costs of such inspection. In the event of a licensing inspection, Licensee is required to provide auditors with detailed information including detailed sales, inventory, manufacturing, purchasing, transfer records, customer lists, access to invoices, purchase orders, sales orders, shipping documentation, cost information, pricing policies, etc.

         9.0      PATENT FILING AND MAINTENANCE

         9.1 Licensee shall pay to Licensor all of Licensors actual past and future out of pocket expenses for the preparation, filing and maintenance of the Licensed Patents. As of the Effective Date of this Agreement, such past out of pocket expenses were approximately $24,872.26. All payments by Licensee for Licensor's actual out of pocket expenses in accordance with this section shall be due within thirty(30) days of Licensee's receipt of an invoice reasonably detailing such expenses.

         9.2 Licensor shall bear responsibility for filing, maintenance and prosecution of the Licensed Patents. Notwithstanding the foregoing, in consideration of Licensee's payment of prosecution and maintenance costs, Licensee shall have the right to review and comment upon all material communications to and/or from any patent offices, which Licensor shall use reasonable efforts, subject to its reasonable discretion, to incorporate Licensee's comments into any such communications.

         9.3 In the event that Licensee notifies Licensor that it does not wish to support the filing, continued prosecution or maintenance of Licensed Patents in any individual country, then Licensee's obligations to reimburse costs for such filing, prosecution or maintenance

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shall terminate upon such notification. In the event that Licensor chooses to continue such filing, prosecution and/or maintenance in such country, then any patent issuing thereon shall not be included in Licensed Patents. Notwithstanding the foregoing, Columbia shall have the sole discretion and right regarding the decision as to whether to submit U.S. Patent Office No. 6,239,355 for reissuance pursuant to 37 C.F.R. Section 1.178.

         10.0     INFRINGEMENT

         10.1 Licensor will protect its Patents from infringement and prosecute infringers at its own expense when in its sole judgment such action maybe reasonably necessary, proper, and justified.

         10.2 If Licensee shall have supplied Licensor with written evidence demonstrating prima facie infringement of a claim of the Patent Rights by a third party selling products in competition with the Licensee or any of its Affiliates or Sublicensees, Licensee may by notice request that Licensor take steps to assert the Patent Rights against such third party. Unless Licensor shall within three(3) months of receipt of such notice either (i) cause such infringement to terminate or (ii) initiate legal proceedings against the infringer, Licensee, upon written notice to Licensor, may initiate legal proceedings against the infringer at the Licensee's expense. Any settlement of a legal proceeding to enforce any Patent Rights against an alleged infringer shall be subject to Licensor's prior written approval.

         10.3 Any recovery by a party that initiates and/or bears the of legal proceedings to enforce any Patent Rights against an alleged infringer shall first be used to reimburse such party for its reasonable costs and legal fees incurred to conduct such proceedings. The balance shall be divided 75% to the party that initiates legal proceedings and 25% to the other party.

         10.4 In the event one party shall initiate or carry on legal proceedings to enforce any Patent Rights against an alleged infringer, the other party shall use its best efforts to reasonably cooperate fully with and shall supply all assistance (including legally joining the action) reasonably requested by the party initiating or carrying on such proceedings. The party that institutes any proceeding to protect or enforce Patent Rights shall have sole control of that proceeding and shall be responsible for the reasonable expenses incurred by said other party in providing such assistance and cooperation as is requested pursuant to this paragraph.

         11.0     TERMINATION OF AGREEMENT

         11.1 Unless terminated earlier in accordance with this Section 11.0, this Agreement shall expire on a country-by-country basis in each country where the Patent Rights exist, upon the expiration of the last to expire patent in such country, or in the event




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the patent in such country is held to be invalid and/or unenforceable (by a court or government body of competent jurisdiction) or admitted to be invalid and/or unenforceable.

         11.2 Licensee may terminate this license upon sixty(60) days written notice to Licensor, and shall pay to Licensor any and all royalties and costs that have accrued under Sections 5, 6 and 9 of this Agreement, up to the date of actual termination.

         11.3     Subject to the dispute resolution provisions provided in
Section 15.2, in the event Licensee fails to pay any amounts due and payable to Licensor hereunder, and fails to make such payments within sixty(60) days after receiving written notice of such failure, Licensor may terminate this Agreement immediately upon written notice to Licensee.

         11.4     Subject to the dispute resolution provisions provided in
Section 15.2, in the event Licensee commits a material breach of this Agreement, and fails to cure that breach within sixty (60) days after receiving written notice thereof, Licensor may terminate this Agreement immediately upon written notice to Licensee.

         11.5 Upon early termination of this Agreement for any reason, Licensee shall provide Licensor with a written inventory of Licensed Products still owned by Licensee. Licensee shall be permitted to dispose of such inventory by sale, within 180 days following such early termination. Notwithstanding the termination of this Agreement, any disposal by sale of such inventory shall be subject to the terms of this Agreement relating, inter alia, to royalties and reporting.

         11.6 Upon any termination of this Agreement pursuant to Section 11.2, 11.3 or 11.4, any Sublicensees of Licensee under this Agreement shall become a direct licensee of Licensor, provided as a condition precedent, that Licensors obligations to any such Sublicensees are no greater than Licensor's obligations to Licensee under this Agreement. Licensee shall provide written notice of such to each Sublicensee with a copy of such notice provided to Licensor.

         12.0     REPRESENTATIONS AND WARRANTIES

         12.1 Licensor represents and warrants that it has the right to enter into this Agreement.

         12.2 EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, INCLUDING BUT NOT LIMITED TO THE PATENT RIGHTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. Specifically, and not to limit the

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

foregoing, Licensor makes no warranty or representation (i) regarding the validity or scope of the Licensed Patents, and (ii) that the exploitation of the Licensed Patents or any Licensed Product or Licensed Process will not infringe any patents or other intellectual property of any third party.

         12.3 IN NO EVENT SHALL LICENSOR, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PERSON OR PROPERTY AND LOST PROFITS, RESULTING FROM LICENSEE'S PRACTICE OF THE LICENSED PATENTS.

         12.4 IN NO EVENT SHALL LICENSER'S LIABILITY TO THE LICENSEE EXCEED THE PAYMENTS MADE TO LICENSOR BY LICENSEE UNDER THIS AGREEMENT.

         12.5 The parties hereto acknowledge that the limitations and exclusions of liability and disclaimers of warranty set forth in this Agreement form an essential basis of the bargain between the parties.

         13.0     INDEMNIFICATION AND INSURANCE

         13.1 The Licensee will indemnify, defend and hold Licensor harmless from and against any and all actions, suits, claims, demands, prosecutions, liabilities, costs, expenses, damages, deficiencies, losses or obligations (including attorneys fees) based on or arising out of this Agreement, including, without limitation, (i) the discovery, development, manufacture, packaging, use, sale, rental or lease of Licensed Products, even if altered for use for a purpose not intended, (ii) the use of Licensed Patents, by the Licensee, its Affiliates, its Sublicensees or its (or their) customers, (iii) any representation made or warranty given by the Licensee, its Affiliates or Sublicensees with respect to Licensed Products or Licensed Patents, (iv) any infringement claims relating to Licensed Products or Licensed Patents, and (v) any asserted violation of the Export Laws (as defined in Section 15.5 hereof) by the Licensee, its Affiliates or Sublicensees. The Licensee will reimburse Licensor for the cost of enforcing this provision.

         13.2 The Licensee shall maintain, during the term of this Agreement, commercial general liability insurance (including product liability and contractual liability insurance) with reputable and financially secure insurance carriers acceptable to Licensor to cover the activities of the Licensee, its Affiliates and its Sublicensees, for minimum limits of [*** Redacted] combined single limit for bodily injury and property damage per occurrence and in the aggregate; provided further that before administration of any Licensed Product to any humans, for clinical, research, or any other use, Licensee, its Affiliates and its Sublicensees will increase such minimum limits to no less than [*** Redacted]. Such insurance shall include Licensor, its trustees, faculty, officers, employees and agents as additional insureds. The Licensee shall furnish a certificate of insurance evidencing such coverage, with thirty days

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

written notice to Licensor of cancellation or material change in coverage. The minimum amounts of insurance coverage required herein shall not be construed as creating any limitation on the Licensee's indemnity obligation under Section 12(a) of this Agreement.

         13.3 The Licensee's insurance shall be primary coverage; any insurance Licensor may purchase shall be excess and noncontributory. The Licensee's insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement.

         14.0     NOTICES

         Any payment, notice or other communication this Agreement requires or permits either party to give must be in writing to the appropriate address given below, or to such other address as one party designates by written notice to the other party. The parties deem payment, notice or other communication to have been properly given and to be effective (a) on the date of delivery if delivered in person; (b) on the fourth day after mailing if mailed by first-class mail, postage paid; (c) on the second day after delivery to an overnight courier service such as Federal Express, if sent by such a service; or (d) upon confirmed transmission by telecopier. The parties' addresses are as follows:
For Licensor:

Executive Director
Science & Technology Ventures
Columbia Innovation Enterprises
Columbia University
Engineering Terrace, Suite 363
500 West 120th Street, Mail Code 2206
New York, New York 10027

with a copy to:

Office of General Counsel
Columbia University
412 Low Memorial Library
535 West 116th Street
New York, New York 10027

For Licensee:

Nanosys, Inc.
2625 Hanover St.
Palo Alto, Ca 94304
Attention: Vice President, Intellectual Property

Fax: 650/ 846-2501
Telephone: 650/ 331-2100

         15.0     PATENT MARKING

         Licensee shall include appropriate patent marking on all Licensed Products made, sold, or otherwise disposed of by Licensee, which patent marking shall be in accordance with appropriate patent marking laws of the country in which such products are made, sold or otherwise disposed of. Licensee shall cause its Affiliates and/or Sublicensees to similarly mark any Licensed Products made, sold or otherwise disposed of by such Affiliates or Sublicensees.

         16.0     GENERAL

         16.1 Confidentiality. All information provided to Licensor by Licensee under this agreement, including but not limited to progress and royalty reports, and other financial, business and/or technical information, is deemed to be Confidential Information.

                  16.1.1 Licensor will maintain the confidentiality of the Confidential Information and will not disclose the Confidential Information to any third party, and will not use the Confidential Information for any purpose other than as necessary to administer this Agreement.

                  16.1.2 The obligations of Licensor with respect to Confidential Information will not apply to information disclosed under this agreement to the extent such information:

                           (a) is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of Licensor;

                           (b) is in Licensor's possession at the time of disclosure other than as a result of prior disclosure by Licensee or a breach of any legal obligation by Licensor or a third party;

                           (c) becomes known to Licensor through disclosure by sources other than Licensee having no duty of confidentiality to Licensee, whether direct or indirect, with respect to such information and having the legal right to disclose such information;

                           (d) is independently developed by Licensor without reference to or reliance upon the information as can be documented by written records; or

                           (e) is required to be disclosed by Licensor to comply with applicable laws or governmental regulations, provided that the Licensor provides prior written notice of such disclosure to the Licensee and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

                  16.1.3 The provisions of this Article 16 relating to confidentiality shall be in force and effect until at least 5 years following the termination of this Agreement.

         16.2 Dispute Resolution. Any dispute arising between the Parties shall be first addressed by a meeting between the Parties to discuss, and in good faith, attempt to negotiate a settlement of such dispute. Pending the outcome of such discussions, which discussions shall not exceed 180 days unless mutually agreed to by the Parties, and attempts at settlement of such dispute, the Parties shall continue to perform in accordance with all provisions of this Agreement to the extent such terms are not in dispute, including but not limited to the maintenance of Licensee's rights to practice the Licensed Patents, and obligations to pay royalties under this Agreement.

         16.3 Assignment. This Agreement and all rights and obligations hereunder may not be assigned by either party without the written consent of the other party, except in conjunction with a sale of all or substantially all of one Party's assets.

         16.4 Waiver. The failure of either Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that Party thereafter of the right to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing and signed by an authorized representative of the Party against which such waiver is being sought.

         16.5     Compliance with Laws and Government Regulations.

                  16.5.1 Licensee shall observe all applicable United States and foreign laws and regulations with respect to the research, development, manufacture, marketing and transfer of Licensed Products and related technical data, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration("Export Laws"). To this end, the Licensee shall cooperate with Licensor as reasonably necessary to permit Licensor to comply with the Export Laws. The Licensee hereby represents and covenants that the Licensee: (a) is neither a national of nor controlled by a national of any country to which the United States prohibits the export or re-export of goods, services, or technology; (b) is not a person specifically designated as ineligible to export from the United States or deal in U.S.-origin goods, services, or technologies; (c) will not export or re-export, directly or indirectly, any goods, services, or technology, to any country or person (including juridical persons) to which the United States prohibits the export of goods, technology, or services; and (d) in the event that a U.S. government license or authorization is required for an export or re-export of goods, services, or technology (including technical information acquired from Licensor under this Agreement and/or any products created by using such technical information or any part thereof), the Licensee shall obtain any necessary U.S. government license or other authorization prior to undertaking the export or re-export.

                  16.5.2 Notwithstanding any provision in this Agreement, Licensor disclaims any obligation or liability arising under the license provisions of this Agreement if the Licensee is charged in a governmental action for not complying with or fails to comply with governmental regulations in the course of taking steps to bring any Product to a point of practical application. The Licensee shall comply upon reasonable notice from Licensor with all governmental requests directed to either Licensor or the Licensee and provide all information and assistance necessary to comply with the governmental requests.

         16.6 Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

         16.7 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

         16.8 Amendment. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties.

         16.9 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within thirty (30) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

         16.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

         16.11 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

         16.12 Non-use of Licensor's Name. Licensee will not use the name, insignia, or symbols of Licensor, its faculties or departments, or any variation or combination thereof, or the name of any trustee, faculty member, other employee, or student of Licensor for any purpose without Licensor's prior written consent. Notwithstanding the foregoing, Licensee may use Licensor's name in a factual context only referring to the existence of this Agreement, and the Licensed Patents in conjunction with Licensee's disclosure obligations in any private or public equity financing, or in seeking corporate collaborations for the development and commercialization of the Licensed Patents, but for no promotional, publicity or endorsement purposes whatsoever.

         16.13 Entire Agreement. This Agreement, which may be executed in one or more counterparts, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

         THE TRUSTEES OF COLUMBIA                   NANOSYS, INC.
         UNIVERSITY IN THE CITY OF NEW YORK

         By: /s/ Michael J. Cleare, PhD.            By: /s/ J.W. Parce
             ----------------------------------         ------------------------
         Name: Michael J. Cleare, PhD.              Name: J.W. Parce
         Title: Executive Director                  Title: CTO
                Science and Technology Ventures

                                   APPENDIX A

                                  NANOSYS, INC.

                         COMMON STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made as of __________ (the "Effective Date") between Nanosys, Inc., a Delaware corporation (the "Company"), and
______________________ ("Purchaser").

         WHEREAS in order to provide Purchaser an opportunity to acquire an equity interest in the Company, the Company is willing to sell to Purchaser and Purchaser desires to purchase shares of Common Stock according to the terms and conditions hereof.

         THEREFORE, the parties agree as follows:

         1. PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue to Purchaser _________shares of the Company's Common Stock (the "Stock") valued at a price of $0.19 per share, for an aggregate value of $_____, as part of the consideration to be paid by the Company pursuant to the License Agreement between the Company and the Purchaser dated as of the date here with (the "License Agreement"). Upon execution of this Agreement, the Company shall issue a duly executed certificate evidencing the Stock in the name of the Purchaser.

         2. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

                  a) LEGENDS. The share certificate evidencing the Stock issued hereunder shall be endorsed with the following legend (in addition to any legends required under applicable state securities laws):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. THESE TRANSFER RESTRICTIONS ARE BINDING UPON ALL TRANSFEREES OF THE SHARES. THE SHARES REPRESENTED BY

                  THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED FOR A PERIOD OF 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT FILED BY THE COMPANY FOR ITS INITIAL PUBLIC OFFERING."

                  b) STOP-TRANSFER NOTICES. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         3. PURCHASER'S REPRESENTATIONS AND COVENANTS. In connection with the purchase of the Stock, Purchaser hereby represents and warrants to the Company as follows:

                  a) INVESTMENT INTENT; CAPACITY TO PROTECT INTERESTS. Purchaser is purchasing the Stock solely for Purchaser's own account for investment and not with a view to or for sale in connection with any distribution of the Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof. Purchaser also represents that the entire legal and beneficial interest of the Stock is being purchased, and will be held, for Purchaser's account only, and neither in whole or in part for any other person. Purchaser either (i) has a pre-existing business or personal relationship with the Company or at least one of its officers, directors or controlling persons, or (ii) by reason of Purchaser's business or financial experience (or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), can be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

                  b) ADDRESS. Purchaser's place of business address is located at the address indicated beneath the signature of Purchaser's authorized representative, below.

                  c) INFORMATION CONCERNING COMPANY. Purchaser has discussed the Company and its plans, operations and financial condition with the Company's officers and has received all such information as Purchaser has deemed necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Stock. Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

                  d) ECONOMIC RISK. Purchaser realizes that the purchase of the Stock will be a highly speculative investment and involves a high degree of risk. Purchaser is able, without impairing Purchaser's financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on Purchaser's investment.

                  e) RESTRICTED SECURITIES. Purchaser understands and acknowledges that:

                           i)       The Stock has not been registered under the
Securities Act of 1933, as amended (the "Securities Act"), in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if Purchaser's representation was predicated solely upon a present intention to hold the Stock for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Stock, or for a period of one year or any other fixed period in the future.

                           ii)      The Stock must be held indefinitely unless
it is subsequently registered under the Securities Act or unless an exemption from such registration is otherwise available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock. In addition, Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless it is registered or such registration is not required in the opinion of counsel satisfactory to the Company.

                  f) FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting Purchaser's representations set forth above, Purchaser further agrees that Purchaser shall in no event make any disposition of all or any portion of the Stock unless and until:

                           i)       Either:

                                    (A)      There is then in effect a
Registration Statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with said Registration Statement; or

                                    (B)      (1) Purchaser shall have notified
the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; (2) Purchaser shall have furnished the Company with an opinion of Purchaser's counsel to the effect that such disposition will not require registration of such shares under the Securities Act; and (3) such opinion of Purchaser's counsel shall have been concurred in by counsel for the Company, and the Company shall have advised Purchaser of such concurrence; and,

                           ii)      Purchaser shall have complied with the
Standoff Agreement set forth in Section 5 hereof, and

                                    The proposed transferee executes an
agreement with the Company to be bound by the restrictions on transfer contained herein, and in specific the Standoff Agreement contained in Section 5 hereof.

                  g) VALUATION OF COMMON STOCK. Purchaser understands that the Stock has been valued by the Company's Board of Directors and that the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of its worth. Purchaser understands, however, that the Company can give no assurances that such price is in fact the fair market value of the Stock, and that it is possible that, with the benefit of hindsight, the Internal Revenue Service would successfully assert that the value of the Stock on the date of purchase is substantially greater than so determined. If the Internal Revenue Service were to succeed in a tax determination that the Stock had a value greater than that upon which this transaction is based, the additional value would constitute ordinary income to Purchaser as of the date of its receipt. The additional taxes (and interest) due would be payable by Purchaser. There is no provision for the Company to reimburse Purchaser for that tax liability, and Purchaser assumes all responsibility therefor.

                  h) ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act.

         4. COMPANY'S REPRESENTATIONS AND COVENANTS. Company hereby represents and warrants to the Purchaser as follows:

                  a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business, to execute and deliver this Agreement, to issue and sell the Stock, and to carry out the provisions of this Agreement.

                  b) AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Stock has been taken, and this Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  c) VALID ISSUANCE OF SECURITIES. The Stock that is being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of subsection (d) below, the Stock will be issued in compliance with all applicable federal and state securities laws.

                  d) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for applicable state securities laws.

         5. STANDOFF AGREEMENT. Purchaser agrees, in connection with an initial public offering of the Company's equity securities, upon request of the Company or the underwriters managing such offering, (i) not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of Stock (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration) as may be requested by the Company or such underwriters, and (ii) to execute any agreement regarding (i) above as may be requested by the Company or underwriters at the time of the public offering; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

         6.       MISCELLANEOUS

                  a) GOVERNING LAW. This Agreement shall be governed and construed by the laws of the Commonwealth of Massachusetts.

                  b) NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery (including by express courier) or upon deposit in the United States Post Office, by First Class mail with postage and fees prepaid, addressed to Purchaser and to the Company at the addresses provided below or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

                  For Purchaser:
                           Executive Director
                           Science and Technology Ventures
                           Columbia Innovation Enterprises
                           Columbia University
                           Engineering Terrace, Suite 363
                           500 West 120th Street, Mail Code 2206
                           New York, New York 10027

                  For Company:
                           Nanosys, Inc.
                           2625 Hanover Street
                           Palo Alto, California 94304
                           Attn: President and CEO

                  c) ASSIGNMENT. The Company may assign its rights and delegate its duties under this Agreement. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his/her heirs, executors, administrators, successors and assigns. The rights of Purchaser under this Agreement may be assigned only with the prior written consent of the Company.

                  d) WAIVER. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

                  e) ENTIRE AGREEMENT. This Agreement and the License Agreement represent the entire agreement between the parties with respect to the purchase of Common Stock by Purchaser, may be modified or amended only in writing signed by both parties, and satisfy all of the Company's obligations to Purchaser with regard to the issuance or sale of securities.

                  f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

THE COMPANY:                                        PURCHASER:

NANOSYS, INC.
a Delaware corporation

By: __________________________                      By: ________________________

Name: ________________________                      Name: ______________________

Title: _______________________                      Title: _____________________

Address: _____________________                      Address: ___________________

______________________________                      ____________________________

                                   APPENDIX B

                                  NANOSYS, INC.

                                VOTING AGREEMENT

         This Voting Agreement (the "Agreement") is made as of the ___ day of ________, by and among Nanosys, Inc. (the "Company"), _________________
("________") and the holders of the Company's Common Stock listed on Exhibit A attached hereto (the "Investors").

                                    RECITALS

         WHEREAS, the Company and _______ have entered into a certain License Agreement, each dated as of even date hereof (the "License Agreement") which calls for the execution and delivery of this Agreement by Company and _______ for the purpose of setting forth the terms and conditions pursuant to which _______ will vote shares of the Company's securities now or in the future held by _______ (the "Shares");

         NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the License Agreements, the Company, _________ and the Investors each desire to facilitate the arrangements set forth in this Agreement, and the sale and the transactions and obligations set forth in the License Agreement, by agreeing to the terms and conditions set forth below:

                                    AGREEMENT

         The parties agree as follows:

         1. VOTING OF THE SHARES. The Shares shall be voted (including in any stockholder action by written consent) in a manner determined by the Board of Directors in the Board of Directors' sole discretion.

         2.       ADDITIONAL REPRESENTATIONS AND COVENANTS.

                  2.1 NO REVOCATION. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

                  2.2 LEGENDS. Each certificate representing shares of the Company's capital stock held by ________ or any assignee of ________ shall bear the following legend:

                  "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE

                  TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

                  2.3 TRANSFER OF SHARES. If ________ transfers any of the Shares in accordance with the provisions of the applicable Common Stock Purchase Agreement by and among the Company and ________ (each a "Stock Purchase Agreement"), each transferee must, as a condition precedent to the validity of such transfer under the Common Stock Purchase Agreement, acknowledge in writing to the Company that such transferee is bound by the provisions of this Agreement.

         3.       TERMINATION.

                  3.1 TERMINATION EVENTS. This Agreement shall terminate upon the earlier of:

                           (a)      A firm commitment underwritten public
offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended; or

                           (b)      The sale, conveyance, disposal, or
encumbrance of all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this
Section 3.1 (b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or to a preferred stock financing of the Company in which a majority of the preferred stock issued by the Company is purchased by venture capital investors.

                  3.2 REMOVAL OF LEGEND. At any time after the termination of this Agreement in accordance with Section 3.1, any holder of a stock certificate legended pursuant to Section 2.2 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

         4.       MISCELLANEOUS.

                  4.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  4.2 AMENDMENTS AND WAIVERS. Any term hereof may be amended or waived only with the written consent of the Company, ________ and the Investors holding a majority of the shares of Common Stock held by such Investors. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon the Company, ________, the Investors and each of their respective successors and assigns.

                  4.3 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such patty's address or fax number as set forth on the signature page, or as subsequently modified by written notice.

                  4.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall. be enforceable in accordance with its terms.

                  4.5 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of law.

                  4.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  4.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                            [Signature Page Follows]

         The parties hereto have executed this ________ Voting Agreement as of the date first written above.

                                               COMPANY:

                                               Nanosys, Inc.

                                               By:______________________________

                                               Title: Lawence A. Bock, President

                                                      Address:__________________
                                                              __________________

                            ________ VOTING AGREEMENT

                                                  _____________:

                                                  By:___________________________

                                                  Title:________________________

                                                  Address:______________________
                                                          ______________________
                                                          ______________________


                                                  Fax Number:___________________

                            ________ VOTING AGREEMENT

                                                  INVESTORS:

                                                  ______________________________


                            ________ VOTING AGREEMENT